Exhibit 10.27

EXECUTION VERSION

FOURTH AMENDMENT AND THIRD REFINANCING TO CREDIT AGREEMENT

This FOURTH AMENDMENT AND THIRD REFINANCING TO CREDIT AGREEMENT (this “Amendment”), dated as of November 20, 2014, which amends that certain Credit Agreement, dated as of October 1, 2010, among the Borrower, Holdings, the Administrative Agent (each as defined below), the lenders from time to time party thereto, and the other agents party thereto (as amended pursuant to the First Amendment and Refinancing Agreement, dated as of March 1, 2011, the Second Amendment dated as of October 11, 2012, and the Third Amendment and Second Refinancing Agreement, dated as of March 21, 2013, and as otherwise amended, supplemented, amended and restated or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), is made by and among NBTY, INC., a Delaware corporation (the “Borrower”), ALPHABET HOLDING COMPANY, INC., a Delaware corporation (“Holdings”), each of the other Loan Parties party hereto, each of the undersigned banks and other financial institutions party hereto as lenders (in such capacity, the “Extending Lenders”), and BARCLAYS BANK PLC, as administrative agent (in such capacity, the “Administrative Agent”).  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement.

WHEREAS, Section 2.20 of the Credit Agreement permits the addition to the Facilities of one or more new revolving credit facilities constituting “Specified Refinancing Debt” for the purposes of refinancing all or any portion of the Revolving Credit Loans and unused Revolving Credit Commitments then outstanding under the Credit Agreement (the Revolving Credit Facility under the Credit Agreement immediately prior to this Amendment, the “Existing Revolving Credit Facility”), and in all cases subject to certain restrictions and conditions set forth in Sections 2.20 and 10.01 of the Credit Agreement;

WHEREAS, each Extending Lender that is also already a Revolving Credit Lender under the Credit Agreement immediately prior to giving effect to this Amendment (each, an “Existing Lender”), that executes and delivers a counterpart signature page to this Amendment, shall be deemed, upon the effectiveness of this Amendment, to have agreed to extend the Maturity Date in respect of its Revolving Credit Commitments on the terms set forth herein; and

WHEREAS, each Extending Lender that is not, prior to giving effect to this Amendment, already a “Revolving Credit Lender” under the Credit Agreement (each, an “Additional Lender”) that executes and delivers a counterpart signature page to this Amendment, will make available to the Borrower Revolving Credit Commitments (as modified hereby) in the respective amounts allocated to such Additional Lender by the Administrative Agent.

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.  Waivers and Agreements of the Existing Lenders.  Subject to the contemporaneous satisfaction of the conditions precedent set forth in Section 5 hereof, and pursuant to Section 2.20 of the Credit Agreement:

(a)                                 Each Existing Lender hereby waives the requirement, set forth in Section 2.20(b) of the Credit Agreement, requiring that existing Revolving Credit Lenders be given at least three Business Days to respond to a notice of a proposed issuance of Specified Refinancing Debt.

(b)                                 Each Existing Lender hereby agrees to extend the Maturity Date in respect its Revolving Credit Commitments on the terms set forth herein.  The Revolving Credit Facility as modified pursuant to this Amendment shall be subject to all of the terms and conditions set forth in the Amended Credit Agreement, and shall be entitled to all the benefits afforded by the Amended Credit Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Collateral Documents.

Section 2.  Joinder and Commitments of the Additional Lenders.  Subject to the contemporaneous satisfaction of the conditions precedent set forth in Section 5 hereof, and pursuant to Section 2.20 of the Credit Agreement:

(a)                                 Each Additional Lender hereby agrees to provide the Revolving Credit Commitments set forth opposite its name under the heading “Revolving Credit Commitment” on Schedule 2.01 to this Amendment, pursuant to and in accordance with Section 2.01(c) of the Credit Agreement.  The Revolving Credit Facility as modified pursuant to this Amendment shall be subject to all of the terms and conditions set forth in the Amended Credit Agreement, and shall be entitled to all the benefits afforded by the Amended Credit Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Collateral Documents.

(b)                                 Each Additional Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Additional Lender, or any other Lender or Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Amended Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Amended Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Amended Credit Agreement are required to be performed by it as a Lender.

(c)                                  Upon (i) the execution and delivery of a counterpart of this Amendment by each Additional Lender, the Administrative Agent and the Borrower, and (ii) the delivery to the Administrative Agent of a fully executed counterpart of this Amendment (including by way of telecopy or other electronic transmission of a scanned image), each of the undersigned Additional Lenders shall become Revolving Credit Lenders under the Credit Agreement, and shall have the respective Revolving Credit Commitments set forth on Schedule 2.01 hereto, effective as of the Fourth Amendment Effective Date.

(d)                                 For each Additional Lender, delivered herewith to the Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such Additional Lender may be required to deliver to the Administrative Agent pursuant to Section 10.15 of the Credit Agreement.

Section 3.  Amendments to the Credit Agreement.  Pursuant to Section 2.20 of the Credit Agreement, and subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, each of the Borrower, Holdings, each Extending Lender and the Administrative Agent hereby agree and consent to the amendment of Credit Agreement as set forth below in this Section 3.

(a)                                 Clause (a)(i) of the definition of “Maturity Date” in Section 1.01 of the Credit Agreement is hereby amended by replacing the phrase “October 1, 2015” with “September 1, 2017”.

(b)                                 Solely with respect to the Revolving Credit Commitments, Schedule 2.01 to the Credit Agreement is hereby amended by replacing such schedule with “Schedule 2.01” attached to this Amendment.

The parties hereto hereby agree that the Existing Revolving Credit Facility as modified by this Amendment (the “Extended Revolving Credit Facility”) shall constitute Specified Refinancing Debt under the Credit Agreement.  Except as otherwise expressly modified hereby, the Extended Revolving Credit Facility shall have identical terms as the Existing Revolving Credit Facility and shall otherwise be subject to the provisions, including any provisions regarding the rights and the obligations of the Loan Parties or any provisions regarding the rights and the obligations (including, without limitation, in respect of participations in Letters of Credit and Swing Line Loans), of the Revolving Credit Lenders, of the Amended Credit Agreement and the other Loan Documents. Each reference to the “Revolving Credit Facility” or a “Revolving Credit Commitment” or “Revolving Credit Loan” in the Credit Agreement or the other Loan Documents shall be deemed to mean the Revolving Credit Facility, Revolving Credit Commitments and the Revolving Credit Loans, respectively, as modified pursuant to this Amendment, and all other related terms will have correlative meanings mutatis mutandis.

Section 4.  Representations and Warranties.  Each of Holdings and the Borrower hereby represents and warrants to the Extending Lenders, the Administrative Agent and the Agents, as of the Fourth Amendment Effective Date that:

(a)                                 Before and after giving effect to this Amendment, the representations and warranties of the Borrower and Holdings contained in Article V of the Credit Agreement, or in any other Loan Document, shall be true and correct in all material respects (and in all respects if already qualified by materiality or Material Adverse Effect) on and as of such date, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if already qualified by materiality or Material Adverse Effect) as of such earlier date and (ii) that for purposes of this

Section 4, the representations and warranties contained in Section 5.05(a) of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to Section 6.01(a) and Section 6.01(b) of the Credit Agreement.

(b)                                 At the time of and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

(c)                                  The parties agree to take the position that this amendment (together with any relevant prior amendment) is not a “significant modification” within the meaning of Treasury Regulations Section 1.1001-3(e).

Section 5.  Conditions to Effectiveness.  This Amendment shall become effective on and as of the date on which the following conditions precedent shall have been satisfied or waived in accordance with Section 10.01 of the Credit Agreement, which date is November 20, 2014 (such date, the “Fourth Amendment Effective Date”):

(a)                                 The receipt by the Administrative Agent of executed counterparts of this Amendment (including counterparts executed and delivered by Extending Lenders representing 100% of the Revolving Credit Commitments (as modified hereby)).

(b)                                 The receipt by the Administrative Agent (or its counsel) of the following, each of which shall be originals or facsimiles or “.pdf” files (followed promptly by originals) unless otherwise specified;

(1)                                 such customary certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each of the Borrower and Holdings as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and any other documents executed in conjunction herewith to which the Borrower and Holdings is a party, or is to be a party;

(2)                                 such documents and certifications (including, without limitation, Organizational Documents and good standing certificates) as the Administrative Agent may reasonably require to evidence that each of the Borrower and Holdings is duly organized or formed, and that each of the Borrower and Holdings is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to be so qualified could not reasonably be expected to have a Material Adverse Effect; and

(3)                                 an opinion of Latham & Watkins LLP, counsel to the Borrower and Holdings, addressed to each the Administration Agent and each Lender, in form and substance reasonably satisfactory to the Administrative Agent.

(c)                                  No Default or Event of Default shall exist, or would result from the execution and delivery of this Amendment.

(d)                                 The representations and warranties of the Borrower and Holdings made pursuant to Section 4 of this Amendment shall be true and correct as of the Fourth Amendment Effective Date.

(e)                                  The Administrative Agent shall have received a certificate from the chief executive officer or chief financial officer of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, certifying as to the matters set forth in Sections 5(c) and 5(d) hereof.

(f)                                   The Borrower shall have paid or caused to be paid to the Administrative Agent an extension fee for the account of each Extending Lender that has executed and delivered to the Administrative Agent a signature page to this Amendment at or prior to 5:00 p.m. (New York City time), on November 14, 2014, in the amount of 0.25% of such Lender’s Revolving Credit Commitments immediately prior to such time (or, in the case of Additional Lenders, the amount of Revolving Credit Commitments being committed to by such Additional Lender at such time) (the “Amendment Fee”).

(g)                                  The Borrower shall have paid or caused to be paid to the Administrative Agent all interest, fees and other amounts due and payable immediately prior to the Fourth Amendment Effective Date in respect of the Revolving Credit Commitments of any Revolving Lenders not constituting Extending Lenders.

(h)                                 All costs, fees, expenses (including without limitation legal fees and expenses) and other compensation contemplated by (A) the Credit Agreement, and (B) the Engagement Letter, dated as of October 24, 2014, among the Borrower, Holdings and Barclays Bank PLC (the “Engagement Letter”), payable to Barclays Bank PLC shall have been paid to the extent due (and, in the case of expenses, invoiced in reasonable detail) and required to be paid on the Fourth Amendment Effective Date shall have been paid.

On or prior to the Fourth Amendment Effective Date, the Extending Lenders (including any Additional Lenders) and any Revolving Lenders not constituting Extending Lenders shall sell and purchase Revolving Credit Loans and Revolving Credit Commitments, and participations in respect thereof and in respect of Letters of Credit, and make and receive payments, in immediately available funds, to the Administrative Agent (to be distributed among the relevant Revolving Credit Lenders), as directed by the Administrative Agent, in order to permit the implementation of the Extended Revolving Credit Facility effected hereby. All such sales and purchases shall be deemed to have been made in accordance with the Credit Agreement and are hereby ratified and confirmed.  The purchases and sales described in paragraph shall be effected by book entry in such manner, and with such supporting documentation, as may be reasonably determined by the Administrative Agent.

Section 6. Reference to and Effect on the Credit Agreement; Confirmation of Holdings.

(a)                                 On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by, and after giving effect to, this Amendment (the Credit Agreement, as so amended, the “Amended Credit Agreement”).

(b)                                 Each Loan Document, after giving effect to this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed, except that, on and after the effectiveness of this Agreement, each reference in each of the Loan Documents (including the Security Agreement, each Guaranty and the other Collateral Documents) to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by, and after giving effect to, this Amendment.  Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Secured Obligations of the Loan Parties under the Loan Documents, as amended by, and after giving effect to, this Amendment, in each case subject to the terms thereof.

(c)                                  Each Loan Party hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party, (ii) ratifies and reaffirms each grant of a lien on, or security interest in, its property made pursuant to the Collateral Documents (including, without limitation, the grant of security made by such Loan Party pursuant to the Security Agreement) and confirms that such liens and security interests continue to secure the Secured Obligations under the Loan Documents, including, without limitation, all Obligations resulting from or incurred pursuant to the this Amendment, in each case subject to the terms thereof, and (iii) in the case of each Guarantor, ratifies and reaffirms its guaranty of the Obligations pursuant to the Guaranty to which it is a party.

(d)                                 The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, or constitute a waiver of any provision of any of the Loan Documents.

Section 7.  Costs, Expenses.  The Borrower hereby agrees to pay on demand all reasonable out of pocket costs and expenses of the Administrative Agent and the Arrangers in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, in accordance with the terms of Section 10.04 of the Credit Agreement.

Section 8.  Counterparts.  This Amendment may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery by telecopier or other electronic transmission of a scanned image of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.  The Administrative Agent may also require that any such documents and signatures delivered by telecopier or other electronic transmission be confirmed by a manually-signed original thereof; provided, that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or other electronic transmission.

Section 9.  Survival of Representations and Warranties.  All representations and warranties made hereunder or in other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

Section 10.  Loan Document.  This Amendment is a “Loan Document” and a “Refinancing Amendment” under, and as defined in, the Amended Credit Agreement, and may not be amended, modified or waived except in accordance with the terms and conditions of Section 10.01 of the Amended Credit Agreement.

Section 11.  Integration.  This Amendment, along with the Amended Credit Agreement, the Engagement Letter and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

Section 12.  Severability.  If any provision of this Amendment or any other Loan Document is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Amendment and the other Loan Documents shall not be affected or impaired thereby.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 13.  Headings.  The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 14.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14.

Section 15.  GOVERNING LAW.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

NBTY, INC.

By:	/s/ Christopher Brennan
Name: Christopher Brennan
Title: Senior Vice President, General Counsel and Corporate Secretary

ALPHABET HOLDING COMPANY, INC.

By:	/s/ Christopher Brennan
Name: Christopher Brennan
Title: Senior Vice President, General Counsel and Corporate Secretary

[OTHER LOAN PARTIES]

By:
Name: Christopher Brennan
Title:

NBTY - Signature Page to Fourth Amendment and Third Refinancing to Credit Agreement

BARCLAYS BANK PLC,
as Administrative Agent

By:	/s/ Christine Aharonian
Name: Christine Aharonian
Title: Vice President

BARCLAYS BANK PLC,
as Revolving Credit Lender

By:	/s/ Christine Aharonian
Name: Christine Aharonian
Title: Vice President

NBTY - Signature Page to Fourth Amendment and Third Refinancing to Credit Agreement

[OTHER REVOLVING CREDIT LENDERS]

By:
Name:
Title:

NBTY - Signature Page to Fourth Amendment and Third Refinancing to Credit Agreement

SCHEDULE 2.01
to the Fourth Amendment

Revolving Credit Commitments

Revolving Credit Lender	Revolving Credit Commitment	Commitment Percentage
Barclays Bank PLC	$25,666,666.66	14.666666663%
Bank of America, N.A.	$25,666,666.67	14.666666669%
Credit Suisse AG, Cayman Islands Branch	$25,666,666.67	14.666666669%
Citibank, N.A.	$20,000,000.00	11.428571429%
Mizuho Bank Limited, New York Branch	$20,000,000.00	11.428571429%
Sumitomo Mitsui Banking Corporation, New York Branch	$20,000,000.00	11.428571429%
HSBC Bank USA, National Association	$20,000,000.00	11.428571429%
Cooperatieve Centrale Raiffeisen-Boerenleenbank BA, New York Branch	$15,000,000.00	8.571428571%
First Niagara Bank, N.A.	$3,000,000.00	1.714285714%
Total	$175,000,000.00	100.000000000%